VENTURE LENDING & LEASING VIII, INC.

LIMITED POWER OF ATTORNEY
ARTHUR C. SPINNER

The undersigned hereby constitutes and appoints Gwendolyn A. Williamson, of Perkins Coie LLP, 700 13th Street N.W. Washington, D.C. 20005, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file one or more of Form 3, Form 4 and/or Form 5, and any amendments thereto, as required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, with respect to the reporting on the undersigned's beneficial ownership of securities of Venture Lending & Leasing VIII, Inc. (the "Fund"), granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute of him, may lawfully do or cause to be done by virtue hereof.

In witness, by signing this instrument I affirm all that is written above.
Dated: January 11, 2016

/s/ Arthur C. Spinner
Arthur C. Spinner

Signed in the presence of:
/s/ CBVE
 Witness
/s/ P. Bailey
 Witness
Subscribed and sworn to before me on January 11, 2016.
/s/ Eileen A. Devereux
Notary Public, State of New York
No. 01DE6054355
 My commission expires January 29, 2019.